EXHIBIT 99.3

CLOUDCOMMERCE, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of CloudCommerce, Inc. (the "Company") and Indaba Group, LLC ("Indaba") after entering into an agreement on June 26, 2015, giving effect to the Company's acquisition of Indaba which was consummated on October 1, 2015. The notes to the unaudited pro forma condensed financial information describes the reclassifications and adjustments to the financial information presented.

The unaudited pro forma condensed combined balance sheet and the statement of operations as of and for the year ended June 30, 2015, and as of and for the three months ended September 30, 2015 are presented as if the acquisition of Indaba had occurred on July 1, 2014 and were carried forward through the periods presented.

The allocation of the purchase price used in the unaudited pro forma condensed combined financial information is based upon the respective fair values of the assets and liabilities of Indaba as of the date of acquisition.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Indaba acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

 The unaudited pro forma condensed consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters or any anticipated synergies, operating efficiencies or cost savings that may be associated with the acquisition. The unaudited pro forma condensed consolidated financial data also do not include any integration costs, cost overlap or estimated future transaction costs.

The historical financial information has been adjusted to give effect to events that are directly attributable to the Acquisition, factually supportable and, with respect to the statements of operations, expected to have a continuing impact on the results of the combined company. These unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and;

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and Indaba included in the annual report on form 10-K for the year ended June 30, 2015 and contained elsewhere in this Form 8-K/A.

CLOUDCOMMERCE, INC. (FORMERLY WARP 9, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2015

	CloudCommerce, Inc.	Indaba Group, LLC	Pro Forma Adjustments		Pro Forma
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)

ASSETS
CURRENT ASSETS
Cash	$ 28,075	$ 22,772	$ -		$ 50,847
Accounts receivable, net	111,726	318,360	-		430,086
Prepaid and other current assets	3,334	3,000	-		6,334
TOTAL CURRENT ASSETS	143,135	344,132	-		487,267

PROPERTY & EQUIPMENT, at cost
Furniture, fixtures & equipment	10,533	18,216	-		28,749
Computer equipment	16,941	88,968	-		105,909
Computer software	1,904	1,698	-		3,602
Leasehold improvements	-	9,025	-		9,025
	29,378	117,907	-		147,285
Less accumulated depreciation	(21,447)	(47,839)	-		(69,286)
NET PROPERTY AND EQUIPMENT	7,931	70,068	-		77,999

OTHER ASSETS
Lease deposit	5,955	3,500	-		9,455
Internet domain	20,202	-			20,202
Intangible assets	10,000	-	-		10,000
Goodwill	-	-	1,701,764	A	1,701,764
TOTAL OTHER ASSETS	36,157	3,500	1,701,764		1,741,421

TOTAL ASSETS	$ 187,223	$ 417,700	$ 1,701,764		$ 2,306,687

LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)

CURRENT LIABILITIES
Accounts payable	$ 147,746	$ 111,019	$ -		$ 258,765
Accrued expenses	72,987	8,445	-		81,432
Convertible notes and interest payable, current, net	654,960	-	-		654,960
Derivative liability	6,311,091	-	-		6,311,091
Customer deposit	3,998	-	-		3,998
TOTAL CURRENT LIABILITIES	7,190,782	119,464	-		7,310,246

LONG TERM LIABILITIES
Convertible notes and interest payable, net	246,305	-	-		246,305
Accrued expenses, long term	216,903	-	-		216,903
TOTAL LONG TERM LIABILITIES	463,208	-	-		463,208

TOTAL LIABILITIES	7,653,990	119,464	-		7,773,454

SHAREHOLDERS' EQUITY/(DEFICIT)
Preferred stock, $0.001 par value;
5,000,000 authorized shares; no shares issued and outstanding	-	-	-		-
Series A preferred stock, $0.001 par value;
10,000 shares authorized, issued and outstanding	-	-	2,000,000	B	2,000,000
Common stock, $0.001 par value;
2,000,000,000 authorized shares;
105,790,195 and 100,878,825 shares issued and outstanding, respectively	105,790	-	-		105,790
Additional paid in capital	7,784,326	-	-		7,784,326
Members' equity	-	298,236	(298,236)	C	-
Accumulated deficit	(15,356,883)	-	-		(15,356,883)
TOTAL SHAREHOLDERS' EQUITY/(DEFICIT)	(7,466,767)	298,236	1,701,764		(5,466,767)

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY/(DEFICIT)	$ 187,223	$ 417,700	$ 1,701,764		$ 2,306,687

See notes to unaudited pro forma condensed combined financial information.

CLOUDCOMMERCE, INC.(FORMERLY WARP 9, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED JUNE 30, 2015

			Pro Forma Adjustments	Pro Forma
	CloudCommerce, Inc.	Indaba Group, LLC	(Unaudited)	(Unaudited)

REVENUE	$ 598,345	$ 2,419,932	$ -	$ 3,018,277

OPERATING EXPENSES
Selling, general and administrative expenses	1,284,165	2,106,121	-	3,390,286
Stock option expense	150,610	-	-	150,610
Depreciation and amortization	6,073	22,490	-	28,563

TOTAL OPERATING EXPENSES	1,440,848	2,128,611	-	3,569,459

INCOME (LOSS) FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(842,503)	291,321	-	(551,182)

OTHER INCOME/(EXPENSE)
Other income (expense)	300	(7)	-	293
Gain on insurance settlement	-	19,194	-	19,194
Gain/(Loss) on extinguishment of debt	118,492	-	-	118,492
Gain/(Loss) on changes in derivative liability	892,614	-	-	892,614
Interest expense	(570,037)	(9,242)	-	(579,279)

TOTAL OTHER INCOME (EXPENSE)	441,369	9,945	-	451,314

INCOME (LOSS) FROM OPERATIONS BEFORE PROVISION FOR TAXES	(401,134)	301,266	-	(99,868)

PROVISION FOR INCOME (TAXES)/BENEFIT
Income taxes paid	(3,076)	-	-	(3,076)

PROVISION FOR INCOME (TAXES)/BENEFIT	(3,076)	-	-	(3,076)

NET INCOME (LOSS)	$ (404,210)	$ 301,266	$ -	$ (102,944)

LOSS PER SHARE
BASIC AND DILUTED	$ (0.00)	$ -	$ -	$ (0.00)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	104,363,874	-	-	104,363,874

See notes to unaudited pro forma condensed combined financial information.

CLOUDCOMMERCE, INC. (FORMERLY WARP 9, INC.)

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2015

			Pro Forma Adjustments	Pro Forma
	CloudCommerce, Inc.	Indaba Group, LLC	(Unaudited)	(Unaudited)

REVENUE	$ 113,559	$ 661,342	$ -	$ 774,901

OPERATING EXPENSES
Selling, general and administrative expenses	394,934	709,974	-	1,104,908
Stock option expense	105,293	-	-	105,293
Depreciation and amortization	737	6,343	-	7,080

TOTAL OPERATING EXPENSES	500,964	716,317	-	1,217,281

LOSS FROM OPERATIONS BEFORE OTHER INCOME AND TAXES	(387,405)	(54,975)	-	(442,380)

OTHER INCOME/(EXPENSE)
Other income	-	868	-	868
Other expense	-	(982)	-	(982)
Loss on changes in derivative liability	(4,166,890)	-	-	(4,166,890)
Loss on disposal of fixed assets	-	(1,004)	-	(1,004)
Interest expense	(200,382)	(2,737)	-	(203,119)

TOTAL OTHER INCOME (EXPENSE)	(4,367,272)	(3,855)	-	(4,371,127)

LOSS FROM OPERATIONS BEFORE PROVISION FOR TAXES	(4,754,677)	(58,830)	-	(4,813,507)

PROVISION FOR INCOME (TAXES)/BENEFIT
Income taxes paid	-	-	-	-
Income tax (provision)/benefit	-	-	-	-

PROVISION FOR INCOME (TAXES)/BENEFIT	-	-	-	-

NET LOSS	$ (4,754,677)	$ (58,830)	$ -	$ (4,813,507)

LOSS PER SHARE
BASIC AND DILUTED	$ (0.04)	$ -	$ -	$ (0.04)

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
BASIC AND DILUTED	105,790,195	-	-	105,790,195

See notes to unaudited pro forma condensed combined financial information.

CLOUDCOMMERCE, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma condensed combined balance sheet and the unaudited pro forma condensed statements of operations as of and for the year ended June 30, 2015, and as of and for the three months ended September 30, 2015, are based on the historical financial statements of the Company and Indaba after giving effect to the Company's acquisition that was consummated on October 1, 2015 and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The Company accounts for business combinations pursuant to Accounting Standards Codification ASC 805, Business Combinations.  In accordance with ASC 805, the Company uses it best estimates and assumptions to accurately assign fair value to the assets acquired and the liabilities assumed at the acquisition date. Goodwill as of the acquisition date is measured as the excess of the purchase consideration over the fair value of the assets acquired and the liabilities assumed.

The fair values assigned to Indaba's assets acquired and liabilities assumed are based on management's estimates and assumptions. The estimated fair values of these assets acquired and liabilities assumed are considered preliminary and are based on the information that was available as of the date of acquisition. The Company believes that the information provides a reasonable basis for estimating the fair values of assets acquired and liabilities assumed.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the Company's consolidated results of operations or financial position that the Company would have reported had the Indaba acquisition been completed as of the dates presented, and should not be taken as a representation of the Company's future consolidated results of operation or financial position.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of the Company and Indaba included in the annual report on form 10-K for the year ended June 30, 2015 and contained elsewhere in this Form 8-K/A.

Accounting Periods Presented

For purposes of these unaudited pro forma condensed combined financial information, Indaba's historical financial statements for the year ended June 30, 2015, have been aligned to more closely conform to the Company's financial information, as explained below. Certain pro forma adjustments were made to conform Indaba's accounting policies to the Company's accounting policies as noted below.

The unaudited pro forma condensed combined balance sheet and statement of operations as of and for year ended June 30, 2015, and as of and for the three months ended September 30, 0215 are presented as if the acquisition of Indaba had occurred on July 1, 2014 and were carried forward through each of the period presented.

Reclassifications

The Company reclassified certain accounts in the presentation of Indaba's historical financial statements in order to conform to the Company's presentation.

2. ACQUISITION OF INDABA GROUP, LLC

On October 1, 2015, the Company acquired 100% of the tangible and intangible assets of Indaba in a transaction accounted for under ASC 805, for the total purchase price of two million dollars ($2,000,000.00), paid in the form of the issuance of ten thousand (10,000) shares of the Company's Series A Convertible Preferred Stock, at a liquidation preference of two hundred dollars ($200.00) per share.   Indaba is engaged in the business of providing technology services and solutions specializing in enterprise software development, ecommerce, creative services, and customer

2. ACQUISITION OF INDABA GROUP, LLC (continued)

experience management.  The acquisition is designed to enhance our services for ecommerce solutions.  Indaba is now a wholly-owned subsidiary of the Company.

Under the purchase method of accounting, the transactions will be valued for accounting purposes at $2,000,000, which will be the estimated fair value of the Company at date of acquisition. The assets and liabilities of Indaba will be recorded at their respective fair values as of the date of acquisition, and the following table summarizes these values.

Purchase Price Allocation September 30, 2015
Assets acquired
Current assets
Cash	$ 22,772
Accounts receivable, net	318,360
Prepaid and other current assets	3,000
Total current assets	344,132

Tangible assets subject to depreciation
Property and equipment, net of depreciation	70,068

Other assets
Lease deposits	3,500
Goodwill	1,701,764
Total Other assets	1,705,264

Total Assets acquired	$ 2,119,464

Liabilities assumed
Accounts payable	$ 111,019
Accrued expenses	8,445
Total Liabilities assumed	$ 119,464
Net assets acquired	$ 2,000,000

3. PRO FORMA ADJUSTMENTS

The following pro forma adjustments are included in the Company's unaudited pro forma condensed combined financial information:

(A) To record the preliminary estimate of goodwill for the Company's acquisition of Indaba. The preliminary estimate of goodwill represents the excess of the purchase consideration over the estimated fair value of the assets acquired and the liabilities assumed.

(B) Record the purchase of 100% of Indaba's members' interest through the issuance of the Series A Preferred stock, valued at $2,000,000

(C) To eliminate Indaba's historical members' interest.